CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference of our report dated
May 18, 2000 (except for Note 2 as to which the date is June 26, 2000), in the Registration Statement (Form S-8) pertaining to the 2000 Flexible Stock Plan of CTC Communications Group, Inc., with respect to the financial statements and schedule of CTC Communications Group, Inc. included in its Annual Report (Form 10-K) for the year ended March 31, 2000 filed with the Securities and Exchange Commission.

					/s/ Ernst & Young LLP

Boston, Massachusetts
August 16, 2000